UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2017, RTI Surgical, Inc. (the “Company”) and Ms. Caroline A. Hartill, the Company’s current Executive Vice President and Chief Scientific Officer, agreed to Ms. Hartill’s separation from the Company. Ms. Hartill’s separation date is expected to be January 31, 2017. The Company intends to eliminate this position of Chief Scientific Officer after Ms. Hartill’s departure.

The Company and Ms. Hartill are currently negotiating a Consulting Agreement, under which Ms. Hartill would provide certain post-departure services, along with certain other related documents. If and when the Consulting Agreement and related documents are finalized and executed, the Company will file an amendment to this Current Report on Form 8-K and disclose such documents accordingly.

In addition, Ms. Hartill will receive certain payments and benefits pursuant to the Executive Transition Agreement dated August 29, 2012. The Executive Transition Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 4, 2012. The Executive Transition Agreement was then subsequently extended under extension letters dated August 28, 2015 (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on August 31, 2015) and December 3, 2015 (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on December 4, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: January 24, 2017	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Interim President and Interim Chief Executive Officer